Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements of Sky Financial Group, Inc.:

Registration Statement No. 333-125403 on Form S-8

Registration Statement No. 333-117186 on Form S-3

Registration Statement No. 333-117185 on Form S-8

Registration Statement No. 333-117184 on Form S-8

Registration Statement No. 333-108810 on Form S-8

Registration Statement No. 333-65492 on Form S-8

Registration Statement No. 333-59312 on Form S-8

Registration Statement No. 333-67233 on Form S-8

Registration Statement No. 333-47315 (Post-Effective Amendment No.1 on Form S-8 to Form S-4)

Registration Statement No. 333-60741 (Post-Effective Amendment No.1 on Form S-8 to Form S-4)

Registration Statement No. 333-64127 on Form S-3

Registration Statement No. 333-18867 on Form S-8

Registration Statement No. 333-138741 on Form S-3

of our reports dated February 22, 2007, relating to the consolidated financial statements of Sky Financial Group, Inc. (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of Statement of Financial Accounting Standards No. 123(R), Shared-Based Payment, in 2005), and management’s report on the effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K of Sky Financial Group, Inc. for the year ended December 31, 2006.

/s/ Deloitte & Touche LLP
Deloitte & Touche LLP
Cleveland, Ohio February 22, 2007